Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of February 3, 2014, among MWI VETERINARY SUPPLY CO., an Idaho corporation (the “Borrower”), MWI VETERINARY SUPPLY, INC., a Delaware corporation (the “Parent”), MEMORIAL PET CARE, INC., an Idaho corporation (“Memorial” and together with Parent, collectively, the “Guarantors” and individually, a “Guarantor”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo” and together with Bank of America and each other lender from time to time party hereto, collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., a national banking association, as issuer of letters of credit (in such capacity, the “L/C Issuer”) and as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A.The Borrower, the Guarantors, the Lenders, the Administrative Agent and the L/C Issuer are each a party to that certain Credit Agreement dated as of December 13, 2006 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which and subject to the terms and conditions therein contained, the Lenders agreed to make Loans to the Borrower and the L/C Issuer agreed to issue Letters of Credit for the account of the Borrower (the “Credit Facility”) in an aggregate amount not to exceed $150,000,000.

B.The Borrower has requested that the Lenders increase the amount of the Credit Facility from $150,000,000 to $200,000,000 and to make certain other modifications to the Credit Agreement, which the Lenders, the Administrative Agent and the L/C Issuer have agreed to do, subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.Definitions; Interpretation.  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.02 and 1.04 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2.Amendment to Credit Agreement.    Schedules 2.01 and 5.13 attached to the Credit Agreement are deleted and Schedules 2.01 and 5.13 attached hereto are substituted in their stead.

3.Amendments to Notes.  The Notes are amended as follows:

(a)Bank of America Note.  In the heading of the Note made by Borrower in favor of Bank of America, the amount of “$85,500,000” is deleted and the amount of “$114,000,000” substituted in its stead.

(b)Wells Fargo Note.  In the heading of the Note made by Borrower in favor of Wells Fargo, the amount of “$64,500,000” is deleted and the amount of “$86,000,000” substituted in its stead.

4.Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective when each of the following conditions is fully and simultaneously satisfied; provided that each of the following conditions is fully and simultaneously satisfied on or before February 5, 2014:

(a)Delivery of Amendment.  The Borrower, each Guarantor, the Administrative Agent, the L/C Issuer and each Lender shall have executed and delivered counterparts of this Amendment to the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(b)Authorization.  The Administrative Agent shall have received the following, each in form and substance and dated as of a date satisfactory to the Administrative Agent and its legal counsel:

(i)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Borrower or such Guarantor is a party; and

(ii)such evidence as the Administrative Agent may reasonably require to verify that the Borrower and each Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the Borrower’s and each Guarantor’s Organization Documents, certificates of good standing and/or qualification to engage in business.

(c)Consents, Etc.  The Administrative Agent shall have received such evidence as the Administrative Agent or the Required Lenders may reasonably require to verify that the Borrower and each Guarantor has obtained all consents, approvals, permits or other authorizations from all relevant Governmental Authorities, required to be obtained in connection with the execution, delivery or performance by, or enforcement against, the Borrower and each Guarantor of this Amendment and the other Loan Documents.

(d)Representations True; No Default.  The representations of the Borrower as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(e)Other Documents.  The Administrative Agent and the Lenders shall have received such other documents, instruments, and undertakings as the Administrative Agent and such Lender may reasonably request.

5.Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders, the Administrative Agent and the L/C Issuer that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  The Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

6.No Further Amendment.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  The Borrower and each Guarantor hereby ratifies and confirms each of their respective debts, liabilities, obligations, covenants and duties to each Lender, the Administrative Agent and the L/C Issuer arising under the Credit Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party.  Without limiting the foregoing, each Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Obligations remains in full force and effect, and that the Obligations shall include the debts, liabilities, obligations, covenants and duties of, the Borrower to each Lender, the

Administrative Agent and the L/C Issuer arising under the Credit Agreement as amended by this Amendment.

7.Reservation of Rights.  The Borrower and each Guarantor acknowledges and agrees that the execution and delivery by the Administrative Agent, the L/C Issuer and the Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent, the L/C Issuer or any Lender to forbear or execute similar amendments under the same or similar circumstances in the future.

8.Miscellaneous.

(a)Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF IDAHO; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)Authorization.  Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.

(d)Integration.  This Amendment, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(e)Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MWI VETERINARY SUPPLY CO.

By:  /s/ James F. Cleary, Jr.

Name: James F. Cleary, Jr.

Title: President

MWI VETERINARY SUPPLY, INC.

By: /s/ James F. Cleary, Jr.

Name: James F. Cleary, Jr.

Title: President

MEMORIAL PET CARE, INC.

By: /s/ James F. Cleary, Jr.

Name: James F. Cleary, Jr.

Title: President

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Dora A. Brown

Name: Dora A. Brown

Title: Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ Greg Zangt

Name: Greg Zangt

Title: Sr. Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Linda K. Armstrong

Name: Linda K. Armstrong

Title: VP/Senior Relationship Manager

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$ 114,000,000.00	57.000000000%
Wells Fargo Bank, N.A.	$ 86,000,000.00	43.000000000%
Total	$ 200,000,000.00	100.000000000%

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
AND EQUITY INTERESTS IN BORROWER

Part (a).Subsidiaries.

Name of Direct Owner	Name of Subsidiary	Jurisdiction of Formation	Percentage Ownership
MWI Veterinary Supply, Inc.	MWI Veterinary Supply Co.	Idaho	100%
MWI Veterinary Supply Co.	Memorial Pet Care, Inc.	Idaho	100%
MWI Veterinary Supply Co.	MWI Supply (UK Holdings) Limited	England	100%
MWI Supply (UK Holdings) Limited	MWI Supply (UK) Limited	England	100%
MWI Supply (UK) Limited	MWI Supply (UK Acquisition) Limited	England	100%
MWI Supply (UK Acquisition) Limited	Centaur Services Limited	England	100%
Centaur Services Limited	Labpak Limited	England	100%
Centaur Services Limited	Somervet Limited	England	100%

Part (b).Other Equity Investments.

Name of Owner	Name of Investment	Jurisdiction of Formation	Percentage Ownership
MWI Veterinary Supply Co.	Feeder’s Advantage LLC	Idaho	50%
MWI Veterinary Supply Co.	Securos Europe, GmbH	Germany	60%
MWI Veterinary Supply Co.	Cubex, LLC	Arizona	20%
MWI Veterinary Supply Co.	Durvet, Inc.	Missouri	5.44%
MWI Veterinary Supply Co.	ANIMALYTIX LLC	Delaware	16.67%
MWI Veterinary Supply Co.	WML, LLC	Delaware	50%
MWI Veterinary Supply Co.	Agri-Laboratories, Ltd.	Delaware	12.5%
MWI Veterinary Supply Co.	Vedco, Inc.	Delaware	5.9%

Part (c).Owners of Equity Interests in Borrower.

Name of Owner	Percentage Ownership
MWI Veterinary Supply, Inc.	100%